UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2017

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-212315	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 River Road, Flemington, NJ 08822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 837-9097

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Item 2.01        Completion of Acquisition or Disposition of Assets

Item 3.02        Unregistered Sales of Equity Securities.

On January 31, 2017 (the “Closing Date”), H/Cell Energy Corporation (the "Company") entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, The Pride Group (QLD) Pty Ltd., an Australian corporation ("Pride"), Turquino Equity LLC (“Turquino”) and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (the “Mullane Trust” and together with Turquino, the “Pride Shareholders”). Andrew Hidalgo and Matthew Hidalgo, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, are each a managing partner of Turquino.

Pursuant to the Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Pride from the Pride Shareholders in exchange for an aggregate of 3,800,000 shares of the Company’s common stock, par value $.0001 per share (the “Acquisition Shares”). Pursuant to the Exchange Agreement and an escrow agreement (the “Escrow Agreement”, and together with the Exchange Agreement, the “Agreements”), dated January 31, 2017 by and among the Company, the Pride Shareholders and Sichenzia Ross Ference Kesner LLP (the “Escrow Agent”), 10% of the Acquisition Shares, or an aggregate of 380,000 Acquisition Shares (the “Escrowed Shares”), are being held pending the Company’s calculation of the net tangible asset value (“NTAV”) of Pride as of the Closing Date.

In the event that Pride’s NTAV is less than AUD$200,000, the Pride Shareholders shall forfeit such number of Escrowed Shares equal to the shortfall divided by $0.50. In the event that Pride’s NTAV is equal to or greater than AUD$200,000, the Pride Shareholders shall receive all of the Escrowed Shares. In the event that Pride’s NTAV is greater than AUD$300,000, the Company will be required to deliver to the Pride Shareholders such number of additional shares of Common Stock equal to the excess, divided by $0.50. The Company is required to complete the NTAV calculation within 90 days of the Closing Date.

Pride is an electrical and security services provider specializing in the commercial and government sectors. Pride also has a clean energy systems division focusing on the renewable energy market in the Asia-Pacific region.

The foregoing description of the terms of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreements, forms of which are filed herewith as Exhibits 10.01 and 10.02 and are incorporated herein by reference.

Item 8.01        Other Events.

On February 6, 2017, the Company issued a press release announcing the acquisition of Pride, as discussed in Item 1.01 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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Item 9.01        Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)        Pro forma financial information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)        Exhibits.

10.01	Form of Share Exchange Agreement, by and among H/Cell Energy Corporation, The Pride Group (QLD) Pty Ltd., Turquino Equity LLC and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust, dated January 31, 2017
10.02	Form of Escrow Agreement, by and among H/Cell Energy Corporation, Turquino Equity LLC, Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust, and Sichenzia Ross Ference Kesner LLP, dated January 31, 2017
99.01	Press Release, dated February 6, 2017, issued by H/Cell Energy Corporation*

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: February 6, 2017	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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